UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA  94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2019, Humanigen, Inc. (the “Company”) entered into a Clinical Collaboration Agreement (the “Collaboration Agreement) with Kite Pharma, Inc. (“Kite”) pursuant to which the parties have agreed to conduct a multi-center Phase 1/2 study of lenzilumab, the Company’s investigational anti-GM-CSF monoclonal antibody, with Kite’s Yescarta® (axicabtagene ciloleucel) in patients with relapsed or refractory diffuse large B-cell lymphoma (DLBCL) (the “Study”). The objective of the Study is to determine the effect of lenzilumab on the safety of Yescarta. Kite will act as the sponsor of the Study and will be responsible for its conduct.

The Collaboration Agreement provides that the Company and Kite will split all out-of-pocket costs actually incurred in conducting the Study, including all third-party expenses incurred in accordance with a mutually agreed budget. The Company currently projects it will be responsible for an aggregate of approximately $8 million in out-of-pocket costs, assuming up to a total of 72 patients are recruited for a multi-center Study.

Each party will otherwise be responsible for its own internal costs, including internal personnel costs, incurred in connection with the Study.

In addition, the parties have agreed to enter into certain additional agreements in connection with the Study, including a supply agreement that will obligate Humanigen, at its expense, to supply certain quantities of lenzilumab in final form for administration to subjects in the Study. Kite is responsible, at its expense, to supply Yescarta.

The parties will form a Joint Development Committee (“JDC”) to oversee the Study, its progress and administration, and other matters between the parties and their obligations set forth in the Collaboration Agreement.  The JDC will comprise representatives of each of the Company and Kite. Kite’s JDC designees will have decision-making authority with respect to (1) certain operational matters in conducting the Study, such as selection of participating sites and engagement of third party service providers; and (2) amendments to the protocol for the Study established by the JDC that do not directly relate to the Company’s investigational product or the part of the Study combination that consists solely of the Company’s investigational product; but only, in each case, to the extent that such decisions by the Kite JDC designees do not result in an increase in the mutually agreed-upon budget by fifteen percent or more. Neither Kite designees nor Company designees will have final decision making authority on matters directly related to the investigational product of the other party, including the other party’s investigational product that is used in or a part of the Study.

The Company and Kite will jointly own all Study data and sample data, including case report forms, findings, conclusions and other results from the Study that relates to each party’s investigational product that is used in combination or sequence in the Study, and not solely to either party’s investigational product.  Study data and sample data that relates solely to a party’s own investigational product will be owned solely by that party. The Company and Kite will own their background intellectual property and neither party has been granted a commercial license to use the respective background intellectual property of the other party. Each of the Company and Kite will own any inventions that relate to its own investigational product used in the Study or sample data, however, any new inventions related to, or covering, the combination of each party’s investigational product used in the Study will be jointly owned by the Company and Kite. Kite will control any preparation, filing, prosecution and maintenance of any patent covering any new inventions related to, or covering, the combination of each party’s investigational product used in the Study and the parties will equally share costs for all such patents. The Company will continue to own all world-wide rights to its investigational product.

Unless previously terminated, the Collaboration Agreement will continue until the first anniversary of the date Kite provides the final Study report to the Company or the termination of the Study.  Kite may elect to terminate or suspend the Study at any time. Each party may terminate the Collaboration Agreement under certain circumstances, including (1) for an uncured breach by the other party, (2) if a party determines that the Study may unreasonably affect patient safety, (3) upon certain actions by regulatory authorities that are adverse to the Study, or (4) if a party determines to discontinue the development of its investigational product.

The Collaboration Agreement imposes additional obligations on the parties, such as confidentiality obligations, obligations to comply with applicable law related to patient privacy and data protection, and potential indemnification obligations.  The Collaboration Agreement is non-exclusive.

Item 7.01. Regulation FD Disclosure.

On May 31, 2019, the Company and Kite issued a joint press release announcing that they had entered into the Collaboration Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release dated May 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: May 31, 2019